UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: October 6, 2004

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1095 Avenue of the Americas New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-2121

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

At the Goldman Sachs Communacopia XIII Conference on October 6, 2004, Ivan Seidenberg, Chairman and Chief Executive Officer of Verizon Communications Inc., discussed the company’s evaluation of its assets and properties for strategic fit and financial performance. Mr. Seidenberg noted that the company had suspended discussions recently with potential buyers related to its upstate New York access lines, pending an evaluation of its strategic options. However, he said that the company is continuing to consider plans for a reduction in the size of its access line business, including through a spin off mechanism or otherwise. He indicated that a reduction in the size of the access line business would enable the company to pursue its strategy to place greater focus on the high growth businesses of broadband and wireless. Mr. Seidenberg also stated that the company expects capital expenditures for 2004 to total slightly less than $13 billion, which is consistent with the company’s prior guidance of $12 billion to $13 billion, and noted that, given wireless data and broadband expansion plans, capital expenditures for 2005 will likely increase slightly.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date: October 7, 2004	/s/ David H. Benson
David H. Benson
Senior Vice President and Controller